CUSIP No. 34385P108	Page 9 of 9

Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned and further agrees that this joint filing agreement be included as an exhibit to this Schedule 13G.  In evidence thereof, the undersigned hereby execute this Agreement as of September 11, 2015.

MUBADALA DEVELOPMENT COMPANY PJSC By: Samer Halawa Attorney-in-fact

/s/ Samer Halawa
Signature

Samer Halawa / Attorney-in-fact

MDC CAPITAL LLC By: Rodney Cannon Director

/s/ Rodney Cannon
Signature
Rodney Cannon / Director
Name/Title

By: Hani Barhoush Director

/s/ Hani Barhoush
Signature
Hani Barhoush / Director
Name/Title

MDC CAPITAL (CAYMAN) LIMITED, AS TRUSTEE FOR FIFTY FIRST INVESTMENT COMPANY LLC By: Rodney Cannon Director

/s/ Rodney Cannon
Signature
Rodney Cannon / Director
Name/Title

By: Hani Barhoush Director

/s/ Hani Barhoush
Signature
Hani Barhoush / Director
Name/Title